As Filed with the Securities and Exchange Commission on August 22, 2007

Registration No.: 333-143401

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dechan, Inc.

Formally

Isparta, Inc.

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(Name of small business issuer in its charter)

Nevada	7310 & 7200	88-0317466

State or jurisdiction	Primary Standard Industrial	IRS Employer
of incorporation,	Classification Code Number	I.D. Number

(Address and telephone number of principal executive offices)

4322 Flaming Ridge Trail

Las Vegas, NV 89147

(702) 878-8478

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(Address of principal place of business or intended principal place of business)

4322 Flaming Ridge Trail

Las Vegas, NV 89147

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(Name, address and telephone number of agent for service)

Shogun Investment Group, Resident Agent

9116 Covered Wagon Drive, Las Vegas, Nevada 89117

(702) 966-0600

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Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being register on this form are to be offered on a delayed or continuous bases pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

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Title of Each Class Of Securities To Be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee

Common stock, $ .001 Par value per share	500,000	$.50	$ 250,00	$7.67

TOTAL	500,000	$.50	$250,000	$7.67

__________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part I. Information Required in Prospectus

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SUBJECT TO COMPLETION

The information in this preliminary prospectus may be changed. Existing shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

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Subject to completion _____, 2007

The date of this prospectus is _______, 2007

ITEM 3.

SUMMARY INFORMATION THE OFFERING

By Existing Shareholders

Securities

Being Offered

500,000 shares of common stock.

See section entitled "Description of Securities".

Securities Issued

 2,900,000 shares of common stock were issued and outstanding as of the date of this Prospectus. 500,000 shares of common stock to be sold by existing shareholders. See section entitled "Description of Securities".

Offering Price:

The Selling Shareholders will sell their shares of our common stock at a price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter Orr prevailing market prices or privately negotiated priced. We determined this offering price arbitrarily.

Risk Factors:

See “Risk Factors” on page five and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

No Public Market:

Our common stock is presently not traded on any market or securities exchange. We have not made any application for listing for quotation on the OTC Bulletin Board System.

By means of this prospectus a number of Dechan’s shareholders are offering to sell up to 500,000 shares of Dechan’s common stock at a price of $0.50 per share. If and when Dechan’s common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

Dechan will not receive any proceeds from the sale of the common stock by the selling stockholders. Donald C. Bradley, a shareholder will pay the expenses of this filing, which are estimated to be $28,350.00 of which $15,276.67 has been paid as the date of this prospectus.

As of the date of this prospectus there was no public market for Dechan’s common stock. Although Dechan plans to have its shares listed on the OTC Bulletin Board, Dechan may not be successful in establishing any public market for its common stock, because the many variables that will determine our success are uncertain and subject to change based upon circumstances that are not foreseen (for example changes in actual demand for our product or services, success or failure of particular product or strategy)  in the market place, etc.

Neither the Securities and Exchange Commission nor any State Securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPRECTIVE INVESTORS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide to buy our shares. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

1. You May Lose Your Entire Investment.

The company is subject to all the risks and uncertainties which are characteristic of any enterprise, including substantial problems, expenses and other difficulties typically encountered in the course of, establishing new markets, organizing operations and marketing procedures, and engaging and training new personnel. The likelihood of our success must be considered in light of these problems, expenses, complications, and delays. Should we be unable to overcome these obstacles, you stand to lose your entire investment.

2. Our Auditor Has Expressed a Going Concern Qualification.

Our independent auditor has expressed this as a “going concern” qualification in the Independent Auditor’s Report on the footnotes to Dechan, Inc.’s consolidated financial statements. This means that there is doubt as to the Company’s ability to continue operations.

3. We Will Be Subject to Intense Competition.

Dechan, Inc. operates in the highly competitive printing services industry. The Company faces competition from existing companies with considerably more financial and business related sources. Such competition may have an adverse effect on Dechan, Inc’s., profitability.

We expect to face strong competition from such well-established companies and small independent companies like ourselves.

Accordingly, we expect to compete on the basis of price (or the value to the customer of the services performed) and on the basis of our reputation among customers as a quality provider of management services and our locality of operation. We expect to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate resources to enable us to take advantage of such advances.

4. We May Encounter Unforeseen Costs in the Printing Services Business.

Our estimates of the cost of and time to be consumed in the provision of various services customarily provided by printing service companies based upon management’s knowledge may not be accurate. There can be no assurance that analysis of the customer’s various needs, recommendations for and/or implementation of improvements, modifications, cost reductions, and consulting and specific problem-solving, will not cost significantly more than expected or even prove to be prohibitive. Further, we are unable to predict the amount of time or funding that will be consumed in our efforts to obtain the additional debt and/or equity financing required permitting Dechan, Inc. to offer a full range of printing services. There can be no assurance that cost overruns will not occur or that such cost overruns will not adversely affect us.

5. We Have Some Modest Debt Obligations.

The Company has several thirty to ninety day obligations, which may affect our cash flow and ability to operate as anticipated.

6 .If our stock price drops significantly, we may become subject to securities litigation that could result in a harmful diversion of our resources.

In the past, following periods of volatility in the market price of a particular company’s stock, securities class action litigation has been brought against such companies. Any litigation arising from the volatility in the price of our common stock could have an adverse effect upon our business financial condition and results of operations.

7. State Blue Sky Regulations may make it difficult for you to resell your stock.

To ensure that state laws are not violated through the resale of our securities, we will refuse to register the transfer of any of our securities unless we are satisfied that the transfer doesn’t violate any state laws.

8. Our common stock currently is and may continue to be subject to additional regulations applicable to lower priced securities.

Our common stock may be subject to a number of regulations that can affect its price and your ability to sell it. For example, Rule 15g-9 under the Exchange Act may apply to our common stock. This rule imposes sales practice requirements on broker-dealers that sell low priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction.

In addition, under United States securities regulations, our common stock consists of “penny stocks.” Penny stocks, in general, are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market. For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock. The penny stock rules will not apply if the market price of our common stock is $5.00 or greater. These requirements may reduce the level of trading activity in any secondary market for our common stock and may adversely affect the ability of broker-dealers to sell our securities.

9. Some of our current shareholders will become eligible in the future to sell their stock, which may adversely affect the market price of your stock.

Common stock owned by our present shareholders, officers and directors have shares that are deemed “restricted securities” as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”). In the future they may sell their securities under Rule 144 which provides, in essence, that a person having held restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of the Company’s issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitations by a person who is not an affiliate of the Company, and who has satisfied a two (2) year holding period.

10. We Do Not Anticipate Paying Any Dividends or Interest Payments in the Foreseeable Future.

We have not paid any dividends since our Company’s inception and we do not anticipate paying any dividends on our common stock in the foreseeable future. We anticipate that earnings, if any, which may be generated from operations will be used to finance our continued operations and growth. If you anticipate the immediate need of dividends from your investments you should consider not purchasing any of our shares.

11. This Prospectus Contains Forward-Looking Statements.

This statement includes projections of future results and forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 as amended (the” Securities Act”), and section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”). All statements that are included in this prospectus including statements of historical fact are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable it can give no assurance that such expectations disclosed in this statement including without limitation, in conjunction with those forward-looking statements contained in this statement.

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend” and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actually results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the “risk factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual; results to differ materially from the forward-looking statements made in this prospectus.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited consolidated financial statements as of June 30, 2006 and June 30, 2007.

Consolidated Balance Sheet Data
	June 30,2006	June 30, 2007

Total Assets	$18,706	$20,430

Common Stock	$1,000	$1,000

Paid-in Capital	$3,125	$3,250

Retained Earnings	$24,767	$12,491
(Accumulated Deficit)

Total Shareholders' equity	$16,616	$3,415

PROSPECTUS SUMMARY

The following summary is a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Dechan, Inc., was incorporated in the state of Nevada on April 22, 1994. Its predecessor, Isparta, Inc., was incorporated in the state of Nevada on December 8, 1999. On February 5, 2007, Isparta and Dechan, Inc. merged with Isparta being the surviving company and changing it’s name to Dechan, Inc. Dechan’s primary business is printing brokerage.

Dechan owns no printing equipment; the company performs printing services to its clients by acting as the liaison between customers and printer.

Dechan solicits clients who are in need of printing but do not have an in house printing expert to work on printing projects with the printing company. Dechan fills this niche by acting as its printing expert for the client.

Dechan is able to perform all these functions without any additional costs to the client. Dechan’s unique niche is to negotiate prices with the printers for less that what the client would pay by dealing directly with the printer. The negotiated price includes Dechan’s fee for its services.

Dechan had been fulfilling this role for 13 years and has built a client and printing company base. Dechan is now positioned to increase both its clients and printer base that has been created by the growing economy of the greater Las Vegas area. This prospectus presents Dechan’s current and future positions.

ITEM 4

USE OF PROCEEDS

Dechan will not receive any proceeds from this offering.

All proceeds from the sale of the 500,000 shares from the existing shareholders will be paid directly to those shareholders.

ITEM 5.

DETERMINATION OF OFFERING PRICE AND ADDITIONAL INFORMATION

The selling shareholders offering price of their common stock will be determined by market factors. At present there is no public market for the common stock being registered. The selling shareholders arbitrarily selected an offering price of .50 cents per share. However, the selling price will be determined by market factors not necessarily related to asset value net worth, or criteria of value, which could be considerably less. Announcements of services by our competitors or us may have a significant impact on the market price.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

ITEM 6

DILUTION

Carol Ann Dechan exchanged assets of $23, 201. for 2,400,000 share of Dechan, Inc., formally Isparta, Inc., at a value of .0096 per share. At the time of the merger, Isparta, Inc., had no assets; therefore the 500,000 shares of Isparta, Inc., valuation caused a decrease of the 2,400,000 shares to .008 cents per share. A dilution of .0016 cents per share equal to a .166 percent dilution.

ITEM 7

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from Dechan in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither Dechan nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, Dechan will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Dechan will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

Dechan has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Dechan has also advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”.  Dechan has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with Dechan or Dechan’s officers or directors. To Dechan’s knowledge, no selling shareholder is affiliated with a broker/dealer.

Manner of Sale

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for Dechan’s common stock, sales by the selling shareholders are not possible until Dechan common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange. Estimated selling price is price of $.50 per share. If and when Dechan’s common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. Dechan will not receive any proceeds from the sale of the shares by the selling shareholders.  The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them. Donald C. Bradley, a shareholder will pay all costs of registering the shares offered by the selling shareholders.

LIST OF SELLING SHAREHOLDERS

	Available	percentage
NAME	Shares to be sold	ownership

Christina L. Ange	20,000.68%
Christian Anthony	40,000	1.22%
Loretta J. Argnello	30,000	1.22%
Dave Buxton	20,000.68%
Donald C/. Bradley	60,000	2.54%
Jeff Bradley	60,000	2.54%
Jamie Cagle	25,000.86%
Christina Larimore	25,000.86%
Ed Moses	45,000	1.55%
Mark Moses	50,000	1.73%
James Nagai	45,000	1.55%
James Stoker	45,000	1.55%
Motello Zuccolini	35,000	1.22%

TOTAL	500,000	17.24%

To Dechan’s knowledge, no selling shareholder is affiliated with a broker/dealer.

ITEM 8

PLAN OF DISTRUBUTION

The securities being offered may be sold by the Selling Shareholders or by those whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by Selling Shareholders. The distribution of the securities by the Selling Shareholders nay be effected on one or more transactions that may take place in the over-the-counter market, including broker’s transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the Selling Shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the securities Act of 1933, as amended, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the Selling Shareholders provide us with cash proceeds from their sales of the securities. If any of the Selling Shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

If our company ir its management receives proceeds from the sales of the securities by the Selling Shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sales of securities.

In addition, the Selling Shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be “underwriters within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensations paid to such persons may be regarded as underwriters’ compensation.

In addition to, and without limiting each of the Selling Shareholders and any other person participating in a distribution will be affected by the applicable provisions of the 1934 Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person.

Under the 1934 Act, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Also the Selling Shareholders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the Selling Shareholders.

We have informed Selling Shareholders that, during such time as they may be engaged in distribution of any of shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any Selling Shareholder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specific maximum. Regulation M  specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

There can be no assurance that the Selling Shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdiction only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the 1934 Act, any person engaged in distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

Timing of Sales.

The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of each other in making decisions with respect to the timing, manner and size of each sale.

Offering Price.

The Selling Shareholders will sell their shares at an offering price of $0.50 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the Selling Shareholders to the public may be:

(1)

The market price prevailing at the time of sale;

(2)

A price related to such prevailing market price; or

(3)

Such other price as the Selling Shareholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. If out common stock becomes publicly traded, then the sale price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Manner of Sale.

The shares may be sold by means of one or more of the following methods:

(1)

a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

(2)

purchase by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

(3)

ordinary brokerage transactions in which the broker solicits purchasers;

(4)

through options, swaps or derivative;

(5)

privately negotiated transactions; or

(6)

in a combination of any of the above methods.

The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by the brokers or dealers may, but is not expected to, exceed that which is customary for the types of transaction involved. Broker-dealers may agree with a Selling Shareholder to sell a specific number of shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker –dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then current market price or in  negotiated transactions. In connection with resale of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

We have request a broker-dealer to make application to the NASD to have the Company’s securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC “Pink Sheets.”

If our Selling Shareholders enter into arrangements with brokers or dealers , as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by tem may be deemed to be underwriting commissions or discounts under the Securities Act.

ITEM 9

LEGAL PROCEEDINGS

We are a Nevada corporation in good standing, with the necessary authority to offer the Shares which were issued by the company and being restricted hereunder, and be bound by the terms and conditions of performance on our part. We are not a party to or involved in or aware of any litigation or other adverse claims, lawsuits, investigations or other legal proceedings of a material nature involving us at this time.

During the past five years, none of our directors, executive officers or persons nominated to become directors or executive officers, have been convicted in a criminal proceeding. Nor have any such persons been subject to a petition under the Bankruptcy Act or any state insolvency; law whether filed by or against such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or corporation or business association of which such person was an executive officer at or within two years before the time of such filing, or has a receiver, fiscal agent or similar officer ever been appointed by a court for the business or property of such person.

Dechan is not involved in any legal proceedings and Dechan does not know of any legal proceedings, which are threatened or contemplated.

ITEM 10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Our Executive officers and directors are: as follows:

Name	Age	Title

Carol Ann Dechan	54	President, Secretary, Director
Allison Joyce Harvey	47	Treasurer

Our officers and directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified, or until his prior resignation or removal. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

ITEM 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this report concerning beneficial ownership of the Company’s Common Stock by (i) each director, (ii) each executive officer, (iii) the directors and officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than five percent (5%) of the Common Stock.

Name and address	Position	Amount	Percent held	Class

Carol Ann Dechan	Pres/Sec/Dir	2,375,000	81.8%	Common
4323 Flamingo Ridge Trail
Las Vegas, NV 89147

Allison Joyce Harvey	Treas.	25,000.86%		Common
4523 Flamingo Ridge Trail
Las Vegas, NV 89147

Officers & Directors	Total	2,400,000	82.66%	Common

Compensation

1.

The named executive officers did not receive additional non-cash compensation, prerequisites or other personal benefits.

2.

Dollar value of base salary (both cash and non-cash) earned during the year.

3.

Dollar value of bonus (both cash and non-cash) earned during the year.

Period ending
	June 30, 2006	Annual Compensation
Name and Principal Position (1)	Salary (2)	Bonus (3)

Carol Ann Dechan
President, Secretary, Director.	None	None

Allison Joyce Harvey
Treasurer	None	None

Stock Options. Dechan has not granted any stock options and does not have any stock option plans in effect as of the date of this prospectus. In the future, Dechan may grant stock options to its officers, directors, employees or consultants.

Long-Term Incentive Plans. Dechan does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. Dechan does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

The following shows the amounts, which Dechan expects to pay to its officers during the twelve-month period ending December 31, 2007, and the time, which Dechan executive officers plan to devote to Dechan’s business.

Name	Proposed	Time to be devoted
	Compensation	To Dechan’s Business

Carol Ann Dechan	None	60 hours

Allison Joyce Harvey	None	20 hours

Dechan does not have any employment agreements with its officers or employees. Dechan does not maintain any key man insurance on the life or in the event of disability of any of its officers.

SHAREHOLDERS

The following lists all shares of Dechan’s common stock since its incorporation.

The following table shows the ownership of Dechan’s common stock as of the date of this prospectus by each shareholder known by Dechan to be the beneficial owner of more than 5% of Dechan’s outstanding shares, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

Name and Address	Number of Shares	Percent of class

Carol Ann Dechan	2,375,000	81.8%
4322 Flamingo Ridge Trail
Las Vegas, NV 89147

Allison Joyce Harvey	25,000.86%

All officers and Directors
as a group	2,400,000	82.66%

Certificates:	2
Control Shares:	2,375,000
25,000
Total Shares:	2,400,000
Total Shareholders:	2

SHAREHOLDERS DETAILED LIST

June 30, 2007

ALL SERIES “A” STOCK

ALL COMMON STOCK

				Compensation
SHAREHOLDER	Issued	Shares	Percent	paid for shares

CAROL ANN DECHAN	2-5-2007	2,375,000	81.8%	Exchange of shares
4322 FLAMINGO RIDGE TRAIL
LAS VEGAS, NV. 89147

ALLISON JOYCE HARVEY	2-5-2007	25,000.86%		Gifted from
4322 FLAMINGO RIDGE TRAIL				Carol Ann Dechan
LAS VEGAS, NV. 89147

CHRISTINA L. ANGE	1-10-2000	20,000.68%		Exchange of shares
1601 E FLAMINGO AVE
LAS VEGAS, NV. 89102

CHRISTIAN ANTHONEY	1-10-2000	40,000	1.3%	Exchange of shares
2720 WEST SEENE APT 2100
LAS VEGAS, NV. 89109

LORETTA J. ARGNELLO	1-10-2000	30,000	1.03%	Exchange of shares
HENDERSON, NV. 89015

DAVE BUXTON	1-10-2000	20,000.68%		Exchange of shares
2325 WINDMILL PKWY #322
HENDERSON, NV. 89104

DONALD C. BRADLEY	12-15-1999	60,000	2.06%	Exchange of shares
9116 COVERED WAGON DR
LAS VEGAS, NV. 89117

JEFF BRADLEY	12-15-1999	60,000	2.06%	Exchange of shares
1522 MARITA DR
BOULDER CITY, NV. 89005

JAMIE CAGLE	1-10-2000	25,000.86%		Exchange of shares
1400 WALSTONE RD
LAS VEGAS, NV. 89031

CHRISTINA LARIMORE	1-10-2000	25,000.86%		Exchange of shares
1700 E DESERT INN RD
LAS VEGAS, NV. 89109

ED MOSES	1-10-2000	45,000	1.55%	Exchange of shares
3881 WEST SAHARA #31
LAS VEGAS, NV. 89107

MARK MOSES	1-10-2000	50,000	1.72%	Exchange of shares
8600 STARBOARD DR
LAS VEGAS, NV. 89117

JAMES NAGAI	1-10-2000	45,000	1.55%	Exchange of shares
8386 VISTA COLORADO ST
LAS VEGAS, NV. 89123

JAMES STOKER	1-10-2000	45,000	1.55%	Exchange of shares
3635 SO 300 E
SALT LAKE, UT. 84105

MOTTELLO ZUCCOLINI	1-10-2000	35,000	1.03%	Exchange of shares
4355 S. JONES #22
LAS VEGAS, NV 89103

Common Free Trading:	13
Certificates:	500,000
Shares:

Common Restricted:
Certificates:	2
Control Shares:	2,375,000
25,000

Total Shareholders:	15

Total Issued and Outstanding:	2,900,000

ITEM 12

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001 per share.

The following description of our capital stock discloses all material information relating to our common stock but is not a full summary of all information relating to our common stock. The description is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

As of the date of this offering, there were 2,900,000 shares of our common stock issued and outstanding, held by 15 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All shares offered by the selling stockholders are validity issued fully paid and non-assessable shares of our capital stock.

Dechan has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Dechan has also advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”.  Dechan has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with Dechan or Dechan’s officers or directors. To Dechan’s knowledge, no selling shareholder is affiliated with a broker/dealer.

ITEM 13

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to be connected with our Company or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

H. Delbert Welker

Law Office of H. Delbert Welker

8160 Highland Drive

Sandy, Utah 84093

(801) 438-1099

Will pass upon certain legal matters in connection with the validity of the issuance of the share of common stock.

Auditor

Sara Jenkins, CPA

The Blackwing Group, LLC.

18921 G E Valley Parkway

Independence, MO 64055

(816) 813-0098

Has audited the Consolidated Financial Statements of Dechan, Inc., for the periods and to the extent set forth in its report, which are included herein in reliance upon the authority of said person as an expert in accounting and auditing.

Transfer Agent

Holladay Stock Transfer,

2939 North 67th Place,

Scottsdale, Arizona 85251

(480) 481-3940

ITEM 14

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

We have adopted provisions on our bylaws that eliminate to the fullest extent permissible under Nevada Revised

Statutes, the liability of our directors to the company for monetary damages. Such limitations of lability do not affect the availability of your equitable such as injunctive relief or rescission.

Our bylaws provide that the company shall indemnify our directors and officers to the fullest extent permitted by Nevada law including circumstances in which indemnification is otherwise discretionary under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons of Dechan pursuant to the forgoing provisions or otherwise, Dechan has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

There is no currently pending litigation or proceeding involving a director, officer, employee or other agent of the company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 15

ORGANIZATION WITHIN LAST FIVE YEARS

There have been no transactions with related persons, promoters or control persons for the last three completed fiscal years.

At present Carol Ann Dechan, the President and Secretary is the sole director of Dechan; She holds 81.8% of the authorized issued and outstanding shares.

Business Experience

Carol Ann Dechan, President, Secretary, Director, Sales, has been an Officer and Director, self-employed in the printing broker business of Dechan, Inc., since 1994. (13 years experience)

Allison Joyce Harvey, Treasurer, has been employed from 1-06 to present as Dechan’s office manager. (Part-time). She concurrently holds a position in customer service with New Beginnings (Laser technology) Las Vegas, Nevada.

Prior employment was with the Transportation Security Administration (TSA) McCarran Airport, Las Vegas, Nevada Passenger and baggage screening (for 4 years) and customer service/display/phone card machines representative with Quintessential Telecom Consulting (QTC) Las Vegas, and assistant manager with

Post Net Express,  Las Vegas, Nevada (9 years).

ITEM 16

DESCRIPTION OF BUSINESS

The discussion contained in this prospectus contains “forward-looking statements” that involve risk and uncertainties. These statements may be identified by the use of terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they may appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.

Important factors that could cause or contribute to such differences include those discussed under the cation entitles “Risk Factors,” as well as those discussed elsewhere in this registration statement.

Prior to February 5, 2006, Dechan, Inc. had been a privately owned and operated business with well-established relationships in the Las Vegas Metropolitan area. It was incorporated in April 24, 1994 and founded by Carol Ann Dechan who at that time had five years experience in printing and promotional advertising.

On February 5, 2007, Carol Ann Dechan exchanged 1500 shares of stock (par value $1.00) representing 100% ownership of all the assets of Dechan, Inc., for 2,400,000 shares of common stock (par value .001) of Isparta, Inc. On the same day Carol Ann Dechan authorized 25,000 shares of her shares to be transferred to her Treasurer and office manager, Allison Joyce Harvey. At that time Isparta, Inc., had thirteen shareholders holding 500,000 shares of issued and outstanding common stock. We now have a total of 2,900,000 shares issued and outstanding. Carol Ann Dechan holds 2,375,000 shares of stock (81.8% of the outstanding shares.)  (Isparta, Inc.’s) name was changed to Dechan, Inc.

Dechan has never been in Bankruptcy receivership or similar proceedings.

Competition

In printing, costs and service are two key areas. Sales efforts within the industry are generally sparse. Most quick and small commercial printers rely on Yellow Pages advertising and referrals in lieu of a direct sales effort; most are not truly full service printers; most rely on name recognition. We also feel that 80% of all customers are willing to try alternate sources for their printing needs because there is a general lack of quality service to support the continued patronage of existing clientele.

As a service-centric business, Dechan, Inc., will strive to maintain existing customers with high quality service while educating them in additional services and products. Printing in general is not sales-centric as it is a necessary business expense. Therefore, most printers rely on customers coming to them. By going to the customer, we believe we can capture a large share of the existing printing purchases.

Our strongest advantages are out consultative philosophy and purchase methodology. We come to the market with 13 years of printing knowledge in the Las Vegas area plus years of direct Business-to- Business sales experience. Our focus is on customers who are willing to try someone else.

Dechan is not dependent upon the availability of raw materials and does not have to rely upon any principal suppliers, patents, trademarks, licenses, concessions, royalty agreements and labor contracts.

Government regulations and approval are not required nor are there any probable government regulation foreseen in the future.

Dechan currently has two employees. One full time and one part time. Dechan is filing to become a reporting company and will be subject to filing 10Q’s and 10K’s with SEC.

In addition, Dechan will send year-end reports to its shareholders and  we state that the public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We will be filing electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is (http://www.sec.gov).

ITEM 17

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of operation for the next twelve months

Dechan, Inc. offers a unique way to accomplish printing for businesses. Our company structure fills a niche while providing the best customer service and graphic design.

During the next twelve months, we will compete for customers in three ways:

1.

We will operate for our customers as an internal resource or employee of their company without the need for ongoing salaries.

2.

We will find the most efficient and effective way for our customers to accomplish each and every printing task.

3.

We will do this at a rate that’s very competitive, saving the customer an average of 10% to 25% off of direct printer pricing.

We provide custom solutions for business printing needs. We service customers that are looking for a one-stop solution for all of their printing needs. With well established vendor partners, we can accommodate any job size with solutions tailored to specific needs and can further reduce costs by aggregating and allocating among the various sources.

Plan of Operation

(I)

We believe we can sustain our plan of operation for the next twelve months of cash flow from our current clients.

(II)

We intend to actively seek for a suitable, existing printing business for an acquisition. We anticipate the terms of the acquisition will require a combination of cash and stock.

(III)

Being a public company will position us with the ability to raise capital and issue shares for acquisitions and growth opportunities.

Our keys to success and critical factors for the next year are in order of importance;

1. Implement our expansion-marketing plan.

2. Increase our customer base.

3. Use financial control and cash flow planning.

4. Use the advantage of economics of scale.

5. To acquire an existing printing plant operation.

We feel our current cash flow is sufficient to accomplish our goals for the next twelve months and will not require raising any additional funds during this time, as we are a service business, and do not require purchases of significant equipment at this time. We expect to hire two additional employees during this time.

Trends

The major trend is the continuous growth of the greater Las Vegas area since 1947 when it’s population was 30,000 residents.

(I)

Las Vegas is a city that reinvents itself every 7 to 10 years. The major reason for this reinventing process began with Howard Hughes observation, conclusion and decision that Las Vegas is not in the gaming industry; it is in the entertainment industry.

In 1967, Mr. Hughes purchased six Hotel/ Casino’s, a television station and thousands of acres of land, which is now fully developed with homes and businesses. Since 1947, Las Vegas has built multi-million dollar theme hotels and casinos duplicating the most fascinating tourist attractions in the world. Thirty-eight million tourists and over four million conventioneers have visited Las Vegas in 2006, and that number continues growing. We now have a 12-month season.

Additionally, other developers built multi high-end condominiums on the Las Vegas strip and in the suburbs. With a population of two million and growing, Las Vegas is a virtual paradise loaded with business opportunities now and in the future for those who are willing to take advantage of the opportunities for being successful.

The shift from focusing on gaming to entertainment has opened opportunities for Las Vegas businessmen and women.

The timing, the people and continuous growth patterns for our printing business is, as for any business, in Las Vegas, ready to be successfully developed and expanded.

(II)

Our current float of 500,000 shares may not provide the same liquidity opportunities as a company with a larger float, which could result in limited volume and decreases of the market price of our shares. This means our shares may not be bought or sold quickly enough to prevent or minimize a loss. Additionally, we have not established a reserve fund as a liquidity cushion.

(III)

There are no material commitments for capital expenditures nor expected sources of funds for such expenditures.

(IV)

There are no trends other than listed.

(V)

There are no causes for any material changes at this time.

(VI)

There are no seasonal aspects that could have a material effect on our financial condition or results of operation.

ITEM 18

DESCRIPTION OF PROPERTY

The Company does not own any property at the present time and has no agreements to acquire any property. Our executive offices are located at 4322 Flamingo Ridge Trail, Las Vegas, Nevada 89147. We pay rent of $75.00. The space is approximately 150 square feet total. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate additional space in the future, if needed, on commercially reasonable terms.

ITEM 19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 5, 2007, Carol Ann Dechan, President, Secretary and Director transferred 25,000 of Dechan stock to Allison Joyce Harvey, Treasurer and office manager of Dechan.

ITEM 20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price.

Our common stock is not quoted at the present time.

There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We will request a broker-dealer to make application to the NASD to have the Company’s securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC “Pink Sheet.”

The Securities and Exchange Commission adopted Rule 15g-9 which established the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for trans- actions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transaction in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

For the initial listing in the NASD Small Cap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

For continued listing in the NASD SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000 a public float of %00,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

Shareholders.

As of June 30, 2007 there were 15 holders of record of our common stock.

This registration is for 500,000 shares of common stock held by 13 shareholders. There are no options, warrants or convertible securities.

ITEM 21

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the executive officers of Dechan, Inc. for the fiscal year ended December 31, 2006:

Name/Title	Year	Salary	Bonus	Common Stock

Carol Ann Dechan	2006	None	None	None
Pres/Sec/Dir.

Allison Joyce Harvey	2006	None	None	None

Employment Agreement

Currently, we do not have any employment or consultant agreements.

Compensation of Directors.

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants.

We have not grated any stock options to any of our directors and officers since inception.

Exercises of Stock Options and Year-end Option Values.

None of our directors or officers have exercised any stock options since inception.

Outstanding Stock  Options.

None of our directors or officers hold any options to purchase any shares of our common stock.

DECHAN, INC. (Predecessor, Isparta, Inc.)

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS

ENDED JUNE 30, 2006 AND 2007

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

ITEM 22

FINANCIAL STATEMENTS

DECHAN, INC.

FINANCIAL REPORT

June 30, 2007

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dechan, Inc. (Predecessor, Isparta, Inc.)

4322 Flaming Ridge Trail

Las Vegas, NV 89147

We have audited the accompanying balance sheet of Dechan, Inc. (Predecessor, Isparta, Inc.) as of June 30, 2006 and 2007, and the related statements of income and changes in member’s equity, and cash flows for the twelve-month periods then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dechan, Inc. (Predecessor, Isparta, Inc.) as of June 30, 2006 and 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sara Jenkins

Sara Jenkins, CPA

August 21, 2007

DECHAN, INC. (Predecessor, Isparta, Inc.)

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2006 AND 2007

ASSETS
	2006	2007
Current Assets
Cash and Cash Equivalents	$12,498	$9,902
Accounts Receivable - Trade	-	900
Loan To Shareholder	6,208	9,628
Total Current Assets	18,706	20,430

Fixed Assets
Computers and Software	2,000	2,000
Vehicles	20,120	20,120
Copier	10,855	10,855
	32,975	32,975
Accumulated Depreciation	(20,545)	(26,676)
Total Fixed Assets	12,430	6,299

Total Assets	$31,136	26,729

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Sales Tax Payable	325	657
Capital One Card Payable	-	5,319
Line of Credit	13,192	10,763
American Express Payable	995	6,575
Accrued Payroll Taxes	8	-
Total Current Liabilities	14,520	23,314

Stockholders' Equity
Capital Stock (500,000 issued and outstanding)	1,000	-
Capital Stock (2,900,000 issued and outstanding)	-	1,000
Additional Paid In Capital	3,125	3,250
Retained Earnings	24,767	12,491
Net Income (Loss)	(12,276)	(13,326)
	16,616	3,415

Total Liabilities and Stockholders' Equity	$31,136	$26,729

Net Loss per Common Share	(0.0246)	(0.0175)

DECHAN, INC. (Predecessor, Isparta, Inc.)

CONSOLIDATED INCOME STATEMENTS

FOR THE TWELEVE MONTH PERIOD ENDING JUNE 30, 2006 AND 2007

	2006	2007
Income
Sales - Wholesale	$34,720	$77,891
Commissions Income	-	-
Sales - Non-Taxable	25,695	3,721
Refunds and allowances	-	(102)
Total Income	60,414	81,511

Cost of Goods Sold	48,994	64,279

Gross Margin	11,420	17,231

General and Administrative Expenses
Advertising	894	1,285
Automobile Expense	2,414	4,331
Contributions	-	-
Dues and Subscriptions	409	425
Employee Benefits -Retirement	3,143	3,929
Meals and Entertainment	470	725
Gifts and Promotions	-	355
Insurance	2,245	113
Annual License - Isparta	125	125
Licenses and Permits	309	356
Miscellaneous	250	119
Postage and Delivery	2,012	903
Printing and Reproduction	1,105	306
Rent - PO Box	-	-
Repairs - Computer	-	375
Sales Tax	-	2,040
Filing Fees	-	-
Telephone	979	3,538
Trade Shows and Conventions	-	100
Utilities	420	620
Office	1,096	3,135
Professional Services	1,872	885
Depreciation	5,975	6,131
Total Expenses	23,718	29,796

Operating Income (Loss)	(12,298)	(12,565)

Other Income (Expense)
Other Income	22	36
Other Expense	-	(27)
Interest Expense	-	(771)
Total Other Income (Expense)	22	(761)

Net Income (Loss)	$(12,276)	$(13,326)

DECHAN, INC. (Predecessor, Isparta, Inc.)

CONSOLIDATAED STATEMENTS OF CASH FLOWS AND

STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

FOR THE TWELVE MONTH PERIODS ENDING JUNE 30, 2006 AND 2007

CASH FLOWS FROM OPERATING ACTIVITIES	2006	2007

Net income	$(12,276)	$(13,326)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	5,975	6,131
(Increase) decrease in:
Accounts Receivable		(900)
Loan to Shareholder	(150)	(3,420)
Increase (decrease) in:
Capital One Card Payable	640	5,132
American Express Payable	(1,558)	5,392
Sales Taxes Payable	149	332
Accrued Payroll Taxes	-	(8)
Net Cash Provided (Used) By Operating Activities	(7,220)	(292)

CASH FLOWS FROM INVESTING ACTIVITIES

Disbursement from Line of Credit	4,193	-
Debt Reduction - Short Term	(3,275)	(2,429)
Net Cash (Used) By Financing Activities	918	(2,429)

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	125	125
Net Cash (Used) By Financing Activities	125	125

NET INCREASE (DECREASE) IN CASH	(6,177)	(2,596)

CASH AT BEGINNING OF PERIOD	18,675	12,498

CASH AT END OF PERIOD	$12,498	$9,902

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY AT BEGINNING OF PERIOD	28,767	16,616
Additional Paid In Capital - Isparta, Inc.	125	125
Less: Net Loss	(12,276)	(13,326)
STOCKHOLDERS' EQUITY AT END OF PERIOD	$16,616	$3,415

DECHAN, INC.(Predecessor, Isparta, Inc.)

STATEMENT OF STOCKHOLDERS’ EQUITY

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION

ON DECEMBER 8, 1999 TO JUNE 20, 2007

(Expressed in US Dollars)

	Number		Additional		Total
Capital Stock Issued (no par value)	of	Par	Paid In	Deficit	Stockholders'
	Common	Value	Capital	Accumulated	Equity
	Shares				(Deficit)

- at December 8, 1999	500,000	0	0	-	-

- at February 2, 2007	2,400,000	25,767	3,125	-	28,892

- at December 31, 2006	-	-	125	-	125

Net Loss for the
period from July 1, 2005
to June 30, 2006	-	-	-	(12,276)	(12,276)

Balance as of June 30, 2006	-	$-	$-	$-	$16,616

Net Loss for the
period from July 1, 2006
to June 30, 2007	-	-	-	(13,326)	(13,326)

Balance as of June 30, 2007	-	$-	$-	$-	$3,415

Net value per share
as of June 30, 2006	-

Net value per share
as of June 30, 2007	0.0001

DECHAN, INC., (Predecessor, Isparta, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Dechan, Inc. (Predecessor, Isparta, Inc.) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

Nature of Business and Trade Name

Dechan, Inc. was incorporated in the State of Nevada on April 22, 1994. Dechan, Inc. was established as a printing broker business. Isparta, Inc. was incorporated in the State of Nevada on December 8, 1999. Isparta, Inc. was established as a holding company for the purposes of investing in viable business ventures.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

DECHAN, INC. (Predecessor, Isparta, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition

The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue from jobs is recognized when the customer makes the order. Payment is due upon delivery of order.

Job costs include all direct materials, and labor costs and those indirect costs related to production. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Expenses related to specific jobs are allocated and classified as costs of goods sold. Expenses not related to specific jobs are recorded as general and administrative expenses.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Dechan, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Dechan, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Principles of Consolidation

These consolidated financial statements are presented based on the generally accepted accounting principle of consolidation and merger. These principles state that a new enterprise is formed when the exchange of stock, or payment of cash or other property, or the issue of debt instruments. Consolidated statements are then presented based on the combining of the results of operations and the financial position of both companies essentially as if the two were a single entity in the periods presented.

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

DECHAN, INC. (Predecessor, Isparta, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE B – TRANSFER OF SHARES

On February 5, 2007, Carol Ann Dechan transferred Twenty-Five Thousand (25,000) shares of the stock acquired from Isparta, Inc. to Allison Harvey, Treasurer-Office Manager of Dechan, Inc. Carol Ann Dechan retained Two Million Three Hundred Seventy Five Thousand (2,375,000) shares of the Two Million Four Hundred Thousand (2,400,000) shares that were issued to her in the merger.

NOTE C – LIQUIDITY AND RESOURCES

The Company currently has a receivable on the books for funds borrowed by the majority shareholder. The loan terms were agreed upon by the Board and were at arm length rates. The loan is listed as a current asset due to the fact that the loan terms require that it be repaid within a twelve-month period.

The ability of the Company to satisfy its obligations depends in part upon its ability to maintain a profitable level of operations, securing short and long-term financing to continue development of its services, and the growth of its customer base. There is no assurance that short and long-term financing can be obtained to fulfill the Company’s capital needs.

NOTE D – PROPERTY AND EQUIPMENT

The carrying values of fixed assets as of June 30, 2006 and 2007, were as follows:

	2006	2007
Computers and Software	$2,000	$2,000
Copier	10,855	10,855
Vehicles	20,120	20,120
	32,975	32,975
Accumulated Depreciation	(20,545)	(26,676)
	$12,430	$6,299

Depreciation for the periods ended June 30, 2006 and 2007 is $5,975 and $6,131.

NOTE E – INCOME TAXES

The Company (Dechan, Inc.) filed organization paperwork with the State of Nevada. At the time of filing Dechan, Inc. elected and filed to be Sub Chapter S Corporations. This election allows all income taxes to be the responsibility of the Shareholders of Corporation not the corporation. Therefore, no provision for income tax was made prior to the merger.

DECHAN, INC. (Predecessor, Isparta, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE E – INCOME TAXES (continued)

The predecessor company, Isparta, Inc. filed organization paperwork with the State of Nevada. At the time of filing Isparta, Inc. elected and filed to be a C Corporation. Since Isparta, Inc. was strictly a holding corporation until the time of the merger no provision for income tax was made.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE F – LINE OF CREDIT

The Company has been approved for a line of credit through one of the shareholders, Carol Ann Dechan. The credit limit of the line is $17,200 with an annual percentage rate of 13%. Monthly payments are required if there is an outstanding balance for a minimum of the finance charges. The balance as of June 30, 2007 is $10,763.

NOTE G – MERGER

Isparta, Inc. originally authorized and issued Five Hundred Thousand (500,000) shares of common stock, which was issued to thirteen (13) shareholders. On February 5, 2007 for the purpose of the merger an additional Two Million Four Hundred Thousand shares of common stock were authorized and issued. The merger agreement stipulated that Carol Ann Dechan would exchange One Thousand Five Hundred (1,500) shares, representing One Hundred Percent (100%) of the issued and outstanding shares of Dechan, Inc. common stock, including its name and assets; for Two Million Four Hundred Thousand (2,400,000) shares of stock of Isparta, Inc. Upon the finalization of this transaction per the agreement, Isparta, Inc. changed its name to Dechan, Inc.

NOTE H – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

DECHAN, INC. (Predecessor, Isparta, Inc.)

NOTES TO FINANCIAL STATEMENTS

FOR THE TWELVE MONTH PERIODS ENDED JUNE 30, 2006 AND 2007

NOTE H – GOING CONCERN (continued)

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE I – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Five Hundred Thousand (500,000) outstanding in the twelve month period ending June 30, 2006 and Two Million Nine Hundred Thousand (2,900,000) outstanding in the twelve month period ending June 30, 2007.

The weighted-average number of common shares outstanding during the period ending June 30, 2007 was calculated by multiplying the number of shares issued for the period ending February 1, 2007 which is Five Hundred Thousand (500,000) by the number of months in the period and dividing the result by twelve (12) the result of that calculation is then added to the result of multiplying the number of shares issued for the period of February 2, 2007 through June 30, 2007 which is Two Million Nine Hundred Thousand (2,900,000) by the number of months in the period and dividing the result by twelve.

ITEM 23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There are no changes in and disagreements with accountants.

ITEM 24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes authorize indemnification of a director, officer, employee or agent of Dechan against expenses incurred in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, or employee, or agent of Dechan who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in this case, a court of competent jurisdiction determined such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Dechan pursuant to the foregoing provisions, Dechan had been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25

EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee	$7.67
State Filing Fees	2,100.00
Printing and Engraving Expenses	475.00
Legal Fees and Expenses	3,500.00
Accounting Fees and Expenses	5,500.00
Miscellaneous Expenses	3,690.00

TOTAL	$15,276.67

Expenses are estimated.

Filing fees, printing and engraving expenses, legal, accounting and miscellaneous expenses will be borne by

Donald C. Bradley, a selling shareholder.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 26

RECENT ISSUE OF UNREGISTERED SECURITIES

On February 5, 2007, Carol Ann Dechan exchanged Fifteen Hundred shares of common stock representing one hundred percent (100%) of the authorized and issued shares of the privately owned corporation Dechan, Inc., common stock including its name and assets for 2,400,000 of stock of Isparta, Inc. The predecessor, Isparta, Inc., then changed its name to Dechan, Inc.

All shares of Common Stock of the company's previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of then outstanding common stock, or the average weekly trading volume during four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sales of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the three preceding three months, an affiliate of Dechan, Inc.

These shares were issued without solicitation to friends and relatives of the Company's officers and directors who desired to assist in the building of the Company. The Company had reasonable grounds to believe prior to making an offer to the above investors, and did in fact believe, when said investments were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. All such sales were affected without the aid of underwriters, and no sales commissions were paid. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, in accordance with Rule 144.

AVAILABLE INFORMATION

Dechan has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all the amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement, which may be read and copied at the Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

ITEM 27

EXHIBITS

Number and Description

EX 3.1a*   Articles of Incorporation

EX 3.1b*   Nevada - Articles of Merger

EX 3.2*     By Laws

EX 23.1   Auditor’s Consent

EX 5.1 & EX 23.2* Legal Opinion Consent

EX 10.1*   Purchase and Sale Agreement

*Incorporated by reference to the SB-2 Registration Statement filed on May 30, 2007.

ITEM 28

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

  (i) To include any Prospectus required by Section l0 (a)(3) of the Securities Act of l933;

  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the Offering. Non-Applicable to this filing.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on May 1, 2007

DECHAN, INC.

 (Registrant)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Carol Ann Dechan

Carol Ann Dechan

President/Secretary/Director.

Date: August 22, 2007

By: /s/ Allison Joyce Harvey

Allison Joyce Harvey

Treasurer.

Date: August 22, 2007